UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2015

HOMEOWNERS OF AMERICA HOLDING CORPORATION
(Exact name of Company as specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	021-83940 (Commission File No.)	57-1219329 (IRS Employee Identification No.)

1333 Corporate Drive
Suite 325
Irving, TX  75038
(Address of Principal Executive Offices)

972-607-4241
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

❑Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

❑Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

❑Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

(a) On February 12, 2015, Homeowners of America Insurance Company (HAIC) entered into a 21 month quota share reinsurance program with a panel of third party reinsurers, covering its property insurance business.  This program replaces HAIC's program which expires on March 31, 2015 and will provide coverage through December 31, 2016.  Under this program HAIC will cede 90% of the property risk and approximately 35% of the casualty risk associated with residential property insurance.  Treaties covering approximately 50% of the program contain provisions for HAIC to share in profits based on loss experience attained during the term of the treaty.

In addition, on February 17, 2015, HAIC completed the placement of an excess of loss catastrophe reinsurance program, effective April 1, 2015, with a panel of third party reinsurers. These treaties replace HAIC's excess of loss reinsurance program expiring on March 31, 2015 and provides coverage on HAIC's retained risk on its property insurance business.  Approximately 60% of the program will be for a period of 24 months, while the remaining 40% will have a term of 12 months.  The treaties provide coverage up to $175,000,000, in excess of $5,000,000, for losses arising from a single event.   HAIC has utilized forecasting models to ensure that these treaties will provide coverage in excess of its estimated probable maximum loss associated with a single one-in-100 year storm event.  HAIC has also purchased reinstatement premium coverage for the term of these treaties, which reimburses it for the cost to reinstate the coverage after an initial event.

The coverage of the quota share and excess of loss reinsurance programs, when taken together, leave HAIC with a retention of $500,000 per event.  Although the terms of individual treaties may vary, management believes that the overall terms of the 2015 – 2016 program are more favorable than the 2014 – 2015 program.

In the normal course of business, HAIC seeks to limit its exposure to loss from large risks and catastrophic events, thereby protecting stockholders equity and its capital and surplus.  Without these reinsurance agreements, HAIC would be more exposed to catastrophic loss and therefore increasing the likelihood that those losses could exceed its available capital and surplus.  HAIC remains responsible for insured losses that are in excess of coverage provided by these reinsurance programs.  HAIC also remains responsible for insured losses, notwithstanding the failure of any reinsurer to make payments called for under these treaties.  To minimize this risk, third party reinsurers on these programs are rated A- or better by AM Best and BBB or better by Standard & Poors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 19, 2015
HOMEOWNERS OF AMERICA HOLDING COMPANY, INC.
By: /s/ Spencer Tucker
Name:  Spencer Tucker
 Title: President and Chief Executive Officer